Exhibit 99.1.2

Material Change Report

Item 1. Reporting Issuer

Vitran Corporation Inc.
185 The West Mall, Suite 701
Toronto, Ontario
M9C 5L5

Item 2. Date of Material Change

March 3, 2005

Item 3. Press Release

The Press Release was issued on March 3, 2005 and disseminated by CCN Matthews. The Press Release was filed with SEDAR on March 3, 2005.

Item 4 Summary of Material Change

Vitran Corporation Inc.’s (“Vitran”) Common Shares were approved for quotation on the NASDAQ National Market.

Item 5 Full Description of Material Change

Vitran’s Common Shares were approved for quotation on the NASDAQ National Market. Trading is expected to commence on March 7, 2005, under the symbol “VTNC”. Vitran’s Common Shares will continue to trade on the American Stock Exchange until March 4, 2005.

Item 6 Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Confidentiality is not requested.

Item 7 Omitted Information

Information has not been omitted with respect to the material change.

Item 8 Senior Officer

Sean P. Washchuk, Vice President Finance and Chief Financial Officer, 416-596-7664

Item 9 Date of Report

DATED this 4th day of March, 2005

Vitran Corporation Inc.
By:	/s/ SEAN P. WASHCHUK
Sean P. Washchuk
Vice President Finance and Chief Financial Officer